MEDL MOBILE HOLDINGS, INC.
2011 Equity Incentive Plan

RESTRICTED STOCK AGREEMENT
(Non-Assignable)

________

250,000 Shares of Restricted Stock of
MEDL Mobile Holdings, Inc.

THIS CERTIFIES that for good and valuable consideration as of November 13, 2012 (the “Grant Date”), Murray Williams (“Holder”) is hereby granted 250,000 shares of fully paid and non-assessable shares (“Shares”) of common stock (par value $0.001 per share) of MEDL Mobile Holdings, Inc. (“Corporation”), a Nevada corporation, pursuant to the terms of the Corporation’s 2011 Equity Incentive Plan, as amended from time to time (“Plan”), the terms and conditions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his execution of this agreement.  A determination of the Board (as defined in the Plan) under the Plan as to any questions which may arise with respect to the interpretation of the provisions of this award and of the Plan shall be final. The Board may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

TERMS AND CONDITIONS.  It is understood and agreed that the award evidenced by this Agreement is subject to the following terms and conditions:

1.           Vesting of Shares. Commencing upon the Grand Date, the Shares will become vested and nonforfeitable in a series of eight successive equal quarterly installments of 1/8 of the Shares with the first 1/8 of the Shares vesting on February 2, 2013 and each subsequent 1/8 of the Shares vesting every three months thereafter; provided the Holder remains in Continuous Service from the Grant Date through each vesting date. The period beginning upon the Grant Date and ending on the full vesting of the Shares shall be referred to as the “Restricted Period”.

2.           Restrictions. The Shares are subject to each of the following restrictions. “Restricted Shares” mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, encumbered or hypothecated to or in favor of any party other than the Corporation, or be subjected to any lien, obligation or liability of Holder to any other party other than the Corporation. If the Restricted Shares do not become vested in accordance with the vesting criteria in Section 1, then Holder shall forfeit all of Holder’s right, title and interest in and to the Restricted Shares and such Restricted Shares shall revert to the Corporation immediately following the event of forfeiture. The restrictions imposed under this Section 2 shall apply to all Shares or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the capital stock of the Company.

3.           Delivery of Shares.

(a)           The Shares shall be registered in the name of Holder as of the Grant Date and will be held by the Corporation during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of Holder and shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN A RESTRICTED STOCK AGREEMENT BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED HEREBY AND MEDL MOBILE HOLDINGS, INC. RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE IN THE OFFICES OF MEDL MOBILE HOLDINGS, INC.”

(b)           Stock certificates for the Shares without the first above legend shall be delivered to Holder or Holder’s designee upon request of Holder after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Corporation with reasonable diligence to comply, if deemed advisable by the Corporation, with registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

(c)           The Holder agrees to deliver to the Corporation a stock power executed in blank covering the Shares (and covering any capital stock distributed with respect to such Shares) which shall be returned to Holder with the appropriate stock certificate after the expiration of the Restricted Period.  The stock power with respect to any certificate representing Shares which do not vest shall be completed in the name of the Corporation by an officer of the Corporation and returned to the treasury.

4.           Voting and Dividend Rights. Holder, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If Holder forfeits any rights it may have in the Restricted Shares under this Agreement, Holder shall no longer have any rights as a shareholder with respect to the Restricted Shares or any interest therein and Holder shall no longer be entitled to receive dividends on such Restricted Shares. In the event that for any reason Holder shall have received dividends upon such Restricted Shares after such forfeiture, Holder shall repay to the Corporation any amount equal to such dividends.

5.           Changes in Capital Structure. The provisions of the Plan shall apply in the case of a change in the capital structure of the Corporation.

6.           Investment Representations and Related Matters.  The Holder hereby represents that the Shares awarded pursuant to this Agreement are being acquired for investment purposes and not for resale or with a view towards distribution thereof and that the Holder is an “accredited investor” as such term is defined under Rule 501 of Regulation D.  The Holder acknowledges and agrees that any sale or distribution of Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, prior to any such sale or distribution.  The Holder hereby consents to such action as the Corporation deems necessary or appropriate from time-to-time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing Shares and delivering stop transfer instructions to the Corporation’s stock transfer agent.  The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding the Holder’s award of the Shares, or tax consequences arising therefrom.  The Holder is hereby advised to consult with its own tax, legal and financial advisors regarding the award of the Shares under this Agreement.

7.           No Right To Continued Retention.  This Agreement does not confer upon the Holder any right to continued retention by the Corporation or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right to terminate the retention of the Holder at any time for any reason or no reason.

8.           Construction.  The Plan and this Agreement will be construed by and administered under the supervision of the Committee, and all determinations will be final and binding on the Holder.

9.           Dilution.  Nothing in the Plan or this Agreement will restrict or limit in any way the right of the Board of Directors of the Corporation to issue or sell stock of the Corporation (or securities convertible into stock of the Corporation) on such terms and conditions as it deems to be in the best interests of the Corporation, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any stock bonus or employee stock ownership plan.

10.           Bound by Plan.  The Holder hereby agrees to be bound by all of the terms and provisions of the Plan, a copy of which is available to him upon request.

11.           Notices.  Any notice hereunder to the Corporation shall be addressed to it 18475 Bandilier Circle, Fountain Valley, CA 92708, Attention: Chief Executive Officer, and any notice hereunder to the Holder shall be addressed to the Holder at the last known home address shown in the records of the Corporation, subject to the right of any party hereto to designate another address at any time hereafter in writing.

12.           Counterparts.  This Agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

13.           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without reference to principles of conflicts of laws.

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IN WITNESS WHEREOF, the Corporation caused this agreement to be executed by a duly authorized officer.

MEDL MOBILE HOLDINGS, INC. By: ______________________________ Name: Title:

ACCEPTED AND ACKNOWLEDGED:

By:  ______________________________
          Murray Williams